UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

130 Baytech Drive
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 522-3100
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 15, 2009, the Board of Directors (the “Board”) of Endwave Corporation (the “Company”) approved the following matters:
     1. Adoption of Executive Officer Severance Plan. The Board adopted an Executive Officer Severance Plan for the benefit of executive officers of the Company other than Mr. Keible and Mr. Mikulsky. The only executive officers currently eligible for participation in this plan are the Company’s Senior Vice Presidents, Curt Sacks, Steven Layton and Daniel Teuthorn. The Executive Officer Severance Plan provides that, in the event the employment of an Eligible Executive Officer (as defined in such plan) is terminated by the Company without Cause (as defined in such plan), or such Eligible Executive Officer terminates his employment for Good Reason (as defined in such plan) in accordance with the procedures set forth in such plan, and such termination occurs more than one month prior to any Change in Control (as defined in such plan), the Eligible Executive Officer will be entitled to receive as severance a lump sum an amount equal to the product of (a) the Eligible Executive Officer’s then-current monthly base salary and (b) the greater of (1) six months of his then-current base salary or (2) one month of his then-current base salary for each full year of employment by the Company, up to a maximum of 12 months (such greater period, the “Benefits Period”), less deductions and withholdings. In addition, the Company will pay the Eligible Executive Officer’s COBRA premiums for the Benefits Period. In the event such termination occurs within one month prior to, or within six months after, a Change in Control, the Benefits Period will be 12 months and all options to purchase Company common stock held by the Eligible Executive Officer will be fully vested upon such termination.
     2. Amendment and Restatement of Prior Severance Plan. In connection with the adoption of the Executive Officer Severance Plan, the Board amended and restated the Company’s existing Executive Officer Severance and Retention Plan to, among other things: (a) limit the officers eligible to participate thereunder to Mr. Keible and Mr. Mikulsky; and (b) rename the plan the “Senior Executive Officer Severance and Retention Plan.” This plan was amended and restated by the Board previously in October 2008 to ensure such plan complied with Section 409A of the Internal Revenue Code. The amount or timing of benefits payable thereunder to Mr. Keible and Mr. Mikulsky were not modified from those adopted in October 2008.

ITEM 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(c) Exhibits:

Exhibit No.	Exhibit Title
99.1	Executive Officer Severance Plan

99.2	Senior Executive Officer Severance and Retention Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endwave Corporation
Dated: September 17, 2009	By:	/s/ Curt Sacks
Curt Sacks
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Executive Officer Severance Plan

99.2	Senior Executive Officer Severance and Retention Plan

4